[GRAPHIC OMITTED]

GEHL
                                     Gehl Company            Tel: 262/334-9461
                                     143 Water Street        Fax: 262/334-6603
                                     P.O. Box 179            http://www.gehl.com
                                     West Bend, WI 53095-0179
                                     USA

                                     February 15, 2001


Dear Fellow Shareholder:

     Today, Gehl Company announced results for the fourth quarter and year ended December 31, 2000, and we are pleased to enclose your personal copy of the news release. As the release explains, your Company's latest financial results exceeded analysts' expectations. We urge you to give your careful attention to the release and its discussions of the progress we have made in the year just ended. You also will be interested in several strategic developments we expect to see in 2001, including:

     o    New Product Lines Begin Shipping in the First Half;

     o    E-Commerce Initiative to Commence Operations in the Second Half; and

     o    Gehl Continues to Actively Seek Acquisition Opportunities

     After seven straight years of progressively increasing earnings, the year 2000 was clearly one of transition for your Company. We've met the challenges and remain excited and optimistic about the future of Gehl Company. We believe the actions we are taking will enhance the value of your investment in Gehl. Looking ahead, we will continue to keep you advised of your Company's progress.

     On behalf of your Board of Directors and Management, thank you for your continued interest and support.

                                         Sincerely,



                                         William D. Gehl
                                         Chairman, President and
                                         Chief Executive Officer



The enclosed correspondence contains "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Shareholders are urged to read the disclaimer relating to forward-looking statements contained in the enclosed press release and are cautioned not to place undue reliance on such forward looking-statements.

                                        [GRAPHIC OMITTED]
GEHL
                                        Gehl Company         Tel:  262/334-9461
                                        143 Water Street     Fax: 262/334-6603
                                        P.O. Box 179         http://www.gehl.com
                                        West Bend, WI  53095-0179
                                        USA



                             News Release Highlights

Note to Editors: Attached is Gehl Company's (NASDAQ: GEHL) 4th Quarter and Year-end 2000 Earnings Release, of February 15, 2001. Highlights include:



             GEHL COMPANY REPORTS 4TH QUARTER AND FULL YEAR RESULTS


                     Earnings Exceed Analysts' Expectations


                                Business Outlook


                        New Product Lines Begin Shipping


                 E-Commerce Initiative Commences in Second Half


                    Acquisition Opportunities Actively Sought

                                          [GRAPHIC OMITTED]

GEHL
                                          Gehl Company        Tel:  262/334-9461
                                          143 Water Street    Fax: 262/334-6603
                                          P.O. Box 179       http://www.gehl.com
CONTACT:                                  West Bend, WI 53095-0179
Kenneth Hahn                              USA
Vice President of Finance and Treasurer
262-334-6632
                                          NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------


             GEHL COMPANY REPORTS 4TH QUARTER AND FULL YEAR RESULTS
             ------------------------------------------------------

                     Earnings Exceed Analysts' Expectations
                     --------------------------------------

                   Company Provides Forecast for 2001 and 2002
                   -------------------------------------------

          WEST BEND, WI, February 15, 2001 -- Gehl Company (NASDAQ: GEHL), the Wisconsin-based manufacturer of light construction and agricultural equipment, today reported fourth quarter and year-end 2000 results that exceeded analysts' expectations for both reporting periods ended December 31, 2000. For the fourth quarter, Gehl reported net income of $.3 million, or $.05 per diluted share; and $9.7 million, or $1.72 per diluted share, for the full year. Both periods included a gain of $.5 million, or $.10 per diluted share, recognized on the disposition of a former branch service center. Analysts had expected earnings to range from $1.48 to $1.58 per diluted share for the full year, and from negative $(.05) to negative $(.15) per diluted share for the fourth quarter. The fourth quarter and full year results were decreases from the $3.8 million, or $.64 per diluted share, reported by the Company for the fourth quarter of 1999, and the record earnings of $20.2 million, or $3.17 per diluted share, for the full year ended December 31, 1999.

          Fourth quarter 2000 net sales of $52.1 million were 19% lower than the $64.4 million in net sales recorded for the fourth quarter of 1999. Net sales for the full year ended December 31, 2000 of $258.1 million, in line with the Company's forecast, were 11.5% below the record sales of $291.4 million for the full year ended December 31,

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 2



1999. Sales were lower due primarily to the slowing U.S. economy and the weak Euro abroad, coupled with the effects of increased interest rates on domestic housing starts and in the agricultural sector the lowest milk prices in the last 23 years.

          William D. Gehl, Chairman, President and CEO, stated "We have just completed a challenging year for the Company after seven consecutive years of progressively increasing sales and earnings. During those years, the Company's net sales and earnings per share grew at compounded annual growth rates of 13% and 107%, respectively. However, as the U.S. economy began to slow in the second half of the year, our business, like others in our cyclical industry, was negatively impacted. While we are pleased to report earnings that exceeded the market's expectations, we are not satisfied with these results. Gehl's management team continues to adjust to the rapidly changing economic environment by reducing headcount and decreasing production levels to meet lowered demand. We also continue to position the Company and make the necessary investments for long-term growth, all as part of our ongoing efforts to enhance shareholder value."

                          CONSTRUCTION EQUIPMENT SALES
                          ----------------------------

          Sales of construction equipment in the fourth quarter of 2000 were $27.7 million versus $38.2 million recorded in the fourth quarter of 1999, a decrease of 27%. Construction equipment sales for the full year ended December 31, 2000 were $151.1 million, 13% below the $173.6 million for the full year ended December 31, 1999. Reductions from the 1999 levels reflect lower shipments and retail sales of telescopic handlers, consistent with an industry-wide reduced demand for telescopic handler equipment. Industry-wide retail sales of telescopic handlers in North America in 2000 were reported to be 15% to 20% below 1999's levels. In addition, a reduction in overseas demand for skid loaders, resulting in part from the continued weakness of the Euro, further contributed to the decrease from 1999 sales levels.

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 3



          Offsetting these negative demand factors, the Company realized a positive contribution, in the fourth quarter and full year periods of 2000, from shipments of new equipment, including compact excavators and mini-loaders, introduced within the past eighteen months.

                          AGRICULTURAL EQUIPMENT SALES
                          ----------------------------

          Despite record low milk prices, sales of agricultural equipment in the fourth quarter of 2000 of $24.4 million were only slightly below the $26.2 million recorded in the fourth quarter of 1999. Agricultural equipment sales for the full year ended December 31, 2000 were $107.0 million, 9% lower than the $117.8 million recorded for the full year ended December 31, 1999. The reductions from 1999's sales levels were due primarily to the continuation of record low milk prices throughout 2000, and the effect of higher interest rates and fuel costs.

                      GROSS MARGINS AND OPERATING EXPENSES
                      ------------------------------------

          For the fourth quarter of 2000, the Company's gross margin was 24.5%, versus 26.3% for the fourth quarter of 1999. For the full year ended December 31, 2000, total gross margin was 26.4% vs. 27.6% for 1999. Gross margin for construction equipment was 22.3% and 24.3% for the three month and full year periods, respectively, both ended December 31, 2000, compared to 25.5% and 26.8%, respectively, for the comparable periods of 1999. The reductions in construction equipment gross margins were generally the result of competitive market conditions, a less favorable mix of product shipments and reduced production levels; and were partially offset by improvements in manufacturing efficiencies. Gross margin for agricultural equipment was 27.0% and 29.2%, for the three month and full year periods, respectively, both ended December 31, 2000, compared to the 27.3% and 28.9% margins realized for the comparable periods of 1999.

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 4



          Operating expense levels in the fourth quarter of 2000 increased to 21.1% of net sales, from 15.6% in the fourth quarter of 1999, and for the full year 2000 increased to 17.8% of net sales, from 15.6% for the full year 1999. In order to support long-term growth, Gehl continues to make significant investments in projects such as e-commerce, improved parts distribution, new product development and enterprise resource planning (ERP) systems. Such investments have impacted operating expenses as a percent of net sales.

                                     OUTLOOK
                                     -------

Markets
-------

          The Company believes that, in general, the overall economics of its markets will continue to be soft, especially through the first half of 2001. Additionally, the Company expects that the general economic environment, for at least the first half of 2001, will not differ substantially from that of the second half of 2000, due to the interest rate increases experienced from mid-1999 through 2000, relatively high fuel costs and an upward trend in unemployment. Although the Company anticipates that the current interest rate environment should assist in stimulating economic growth, the Company does not foresee significant improvement occurring in the construction equipment or agricultural equipment markets until the second half of 2001, at the earliest.

     o In the North American construction equipment sector, the Company expects the skid loader market, which has enjoyed double-digit growth in recent years, to continue to grow in 2001 - but at a slower pace. The Company expects the telescopic handler market to decline for the second straight year, perhaps in the range of 10% to 15%, due primarily to the continued downturn in residential and non-residential construction markets as the result of high interest rates in 1999 and 2000. The North American compact excavator market, the growth of which the Company believes remains substantially

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 5


          behind the similar European market, shows prospects of increasing by 10% to 15% in 2001.

     o In the North American agricultural equipment market, the industry faces an estimated 3% to 5% reduction in the number of dairy farms, as well as a continuation of low milk prices for a substantial portion of 2001.

     o Internationally, the Company expects business in 2001 to remain at levels similar to those achieved in 2000. The Company believes an opportunity exists for skid steer loader sales in Europe to increase, if the Euro continues to strengthen against the U.S. dollar.

Strategic Direction
-------------------

          As part of its ongoing commitment to maximize long-term shareholder value, the Company has re-doubled its efforts to overcome the twin challenges of competitive markets and adverse economic conditions. The Company's Board of Directors and management team have commenced certain strategic initiatives which the Company believes will have a significant positive impact on the Company in the years ahead. The strategic focus for 2001 and 2002 includes the following:

     1. Strategic Growth in the Compact Equipment Market - The Company will continue to focus primarily on broadening its market coverage and expanding its product offerings to sustain sales growth in the compact construction equipment and compact agricultural equipment marketplaces through continuing research and development projects on skid loaders and telescopic handlers, strategic acquisitions and new distribution relationships.

     2. Begin Shipping Significant New Product Lines - The Company has significantly expanded its product lines. In the first half of 2001, the Company will begin shipping eight new skid loader models, under the Gehl and

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 6



          Mustang brands, in both the construction and agricultural segments. With the addition of these new models the Company now offers the broadest range of skid loaders in the industry, including two models with an operating load capacity of 3600 lbs. and lift height of 142", surpassing all other skid loader brands currently in the market. In January, 2001, Gehl began shipping an entirely new line of round balers into the agricultural market. In November, 2000, the Company introduced the first North American manufactured telescopic handler designed exclusively for the agricultural market. Offered with a full line of versatile attachments, the Company expects this new product to be popular with the large farm operations which increasingly dominate agricultural production in the U.S. today. Later this month the Company will also introduce a new 12 ton excavator, adding to its already extensive range of compact excavation equipment. The Company has also extended its range of attachments and accessories to further enhance the versatility of its Gehl and Mustang branded compact equipment.

     3. Expanding Distribution and Leveraging Multiple Distribution Channels - The Company intends to expand distribution and leverage its multiple distribution channels to grow sales revenue in 2001 and 2002. The Company's 2001 objectives include adding dealer coverage in key market areas, increasing sales to independently owned rental operations and adding telescopic handlers, compact excavators and mini-loaders to the lines of compact equipment currently offered to rural equipment dealers. The Company intends to further leverage its existing distribution channel by offering additional compact equipment to geographic markets not currently served by Gehl construction equipment dealers and to market telescopic handlers and mini-loaders, products currently marketed under only the Gehl brand name, under the Mustang brand name. Dan Keyes, the Company's new Vice President of Sales and Marketing, who comes to Gehl from CNH Global N.V. (formerly Case Corporation), will have full responsibility for sales and marketing, including distribution development, in both the construction and agricultural equipment businesses.

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 7



     4. Actively Seeking European and Domestic Acquisitions - The Company continues, as it has over the last two years, to work with several investment banking firms that are actively assisting management and the Board of Directors in identifying and evaluating potential business combinations in Europe and the U.S. Gehl's strategic objectives are twofold: (1) to expand its compact equipment product offerings in U.S. markets; and (2) to enhance its distribution capabilities in Europe and elsewhere. Significant marketing and manufacturing synergies would be created for the Company by gaining access to European manufacturers of compact equipment seeking to expand their presence in North America.

     5. Introducing Gehl Company's E-Commerce Initiative - The Company is actively developing a separate, proprietary, web-enabled business to market its own brand of products. Gehl expects the e-commerce business to commence operating by the third quarter of 2001. The Company expects this business to grow significantly in the years ahead.

Financial Guidance to the Investment Community
----------------------------------------------

          Gehl Company is forecasting net sales to reach between $272 million and $280 million in 2001, an increase of approximately 5% to 8% over 2000 net sales levels. Diluted earnings per share (EPS) for 2001 is forecast to be in the $1.52 to $1.62 range. In general, the Company does not foresee any significant improvement in the overall economic environment until the second half of 2001, at the earliest. It is anticipated that a general improvement in economic conditions will assist in bolstering the sales of new products introduced in 2001 and second half shipments in general. However, the Company anticipates the full impact of its strategic actions will not be fully realized until 2002, and beyond, due to the anticipated timing of the improvement in the economy

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 8



and the natural time lag associated with implementation of the strategic initiatives described above.

          In the construction equipment segment, the Company is forecasting 2001 net sales to be between $156 million and $160 million, an increase of approximately 3% to 6% over the net sales levels realized in 2000. The increase is anticipated to occur primarily as the result of new model skid loader shipments, e-commerce initiatives and increased shipments of compact excavators and mini-loaders. Offsetting these developments, the Company expects a decrease in its telescopic handler shipments in similar proportion to the anticipated overall market decline.

          In the agricultural equipment segment, the Company is forecasting 2001 net sales to be between $116 million and $120 million, an increase of approximately 8% to 12% over the 2000 net sales levels. The increase is anticipated to occur primarily as the result of the new model round baler and skid loader shipments, and an increase in shipments of compact equipment (telescopic handlers, compact excavator and mini-loader products) to rural equipment dealers which serve areas not currently covered by Gehl construction dealers.

          Consolidated gross profit margin for 2001 is forecasted in the range of 26.1% to 26.6%, compared to the 2000 consolidated gross margin percentage of 26.4%. The primary factors that could adversely affect margin include: 1) anticipated limited price increases as a result of competitive market conditions; 2) a decrease in the percentage of shipments comprised of telescopic handlers, typically a higher gross margin product; 3) increased shipment levels of compact excavators and mini-loaders, which have lower than average gross margins due to the purchased finished goods nature of the product; and 4) reduced production levels at a number of construction equipment manufacturing facilities in 2001 versus 2000. Offsetting these items are anticipated increased agricultural equipment production levels (primarily round balers), and improved efficiencies expected at a number of Company manufacturing facilities.

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 9



          Operating expenses are expected to rise slightly, as a percentage of net sales, to the range of 18.0% to 18.4% for 2001. Certain ongoing spending in support of revenue enhancing projects, including e-commerce, distribution and product development, service and parts consolidations, and the implementation of enterprise resource planning (ERP) systems, are expected to continue. In addition, the very competitive market forces in both segments are expected to result in higher requirements for certain sales-related expenses.

          The Company expects that a higher proportion of dealers and end-users utilizing low retail finance rate programs to be offered in 2001 may result in other expenses increasing by approximately $1 million. The Company's expectations are that the average level of borrowings outstanding under the credit revolver will remain reasonably constant in 2001 as compared with 2000.

          On a quarterly basis, 2001 will trend differently than 2000, as a result of changing market dynamics, and the expected contributions of new products offered, as well as existing products offered through additional channels of Gehl's distribution network. For further guidance, please refer to the addendum that follows the financial statements, which provides quarterly guidance for 2001 and an initial full year forecast for 2002.

          Regarding 2002, Gehl Company expects continued economic improvement and continued rewards for the strategic initiatives implemented throughout 2001. Specifically, the Company is expecting:

     o    Improved North American skid loader and telescopic handler markets;

     o    Better European markets for the skid loader product line;

     o Continued acceptance, and full year impact, of products introduced during 2001;

     o Continued success of rural equipment dealers and Mustang dealers in selling compact equipment first available to these distribution channels in 2001;

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 10



     o Continued growth of the compact excavator market at above average growth rates;

     o    Continued growth in sales of attachments; and

     o    Expanded web-based e-commerce business.

          As noted in the addendum following the financial statements, the Company expects slightly improved gross margins and a lower percentage of operating expenses to net sales for 2002, which should result in EPS ranging from $2.10 to $2.30 per diluted share.

          Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. Mustang (R) product information is available on the Mustang Manufacturing Website (www.mustangmfg.com). Gehl Company information is available on the Gehl (R) Website (www.gehl.com) or contact Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262/334-9461).

          The Company intends that certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's future financial position, business strategy, targets, projected sales, costs, earnings and capital spending, and the plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the Company "believes," "anticipates," "expects" or "estimates" or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully the strategic initiatives described above, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit,

                                   (M O R E)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 11



competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in environmental laws, the impact of any acquisition effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal years 2001 and 2002 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.


                               (TABLES TO FOLLOW)

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 12

                                                   GEHL COMPANY AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                               (in thousands, except per share data)
                                                      For the Fourth Quarter Ended                      For the Year Ended
                                                               (unaudited)                                   (audited)
                                                 ----------------------------------------       ------------------------------------
                                                 Dec. 31, 2000           Dec. 31, 1999          Dec. 31, 2000        Dec. 31, 1999
                                                 ---------------       ------------------       --------------       ---------------
NET SALES (1)                                    $       52,147        $          64,358        $     258,118       $       291,398
  Cost of goods sold (1)                                 39,369                   47,464              190,093               210,851
                                                 ---------------       ------------------       --------------       ---------------
GROSS PROFIT                                             12,778                   16,894               68,025                80,547
  Selling, general
    & administrative expenses (1)                        11,011                   10,023               46,040                45,490
                                                 ---------------       ------------------       --------------       ---------------
INCOME FROM OPERATIONS                                    1,767                    6,871               21,985                35,057
  Interest expense                                      (1,272)                    (740)              (4,741)               (3,083)
  Interest income                                           483                      265                1,760                 1,555
  Other (expense) income, net                             (562)                    (493)              (4,148)               (2,235)
                                                 ---------------       ------------------       --------------       ---------------
INCOME BEFORE INCOME TAXES                                  416                    5,903               14,856                31,294
  Income tax provision                                      146                    2,095                5,200                11,109
                                                 ---------------       ------------------       --------------       ---------------
NET INCOME                                       $          270        $           3,808        $       9,656        $       20,185
                                                 ===============       ==================       ==============       ===============

EARNINGS PER SHARE

Diluted                                          $          .05        $             .64        $        1.72        $         3.17
Weighted average number of common
shares and common stock equivalents                       5,412                    5,925                5,607                 6,359

Basic                                            $          .05        $             .67        $        1.76        $         3.29
Weighted average number of common
shares                                                    5,343                    5,726                5,475                 6,126

(1) During the fourth quarter of 2000, the Company adopted the provisions of the Emerging Issues Task Force ("EITF") Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs". In accordance with the provisions of EITF 00-10, certain shipping and handling fees and costs which the Company had previously recorded on a net basis as a component of selling, general, and administrative expenses will be reflected in net sales and cost of goods sold, as appropriate. As a result of adopting EITF 00-10, the Company has restated previous quarters of 2000 and previous year's financial information to reflect comparable reporting of such shipping and handling fees.

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 13

                                              GEHL COMPANY AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                                (in thousands - audited)

                                                                     December 31, 2000             December 31, 1999
                                                                   --------------------          ----------------------
ASSETS
  Cash                                                             $             2,590           $               1,010
  Accounts receivable - net                                                     69,546                          68,551
  Inventories                                                                   45,598                          35,206
  Prepaid income taxes                                                           8,078                           8,431
  Finance contracts receivable - net                                            16,549                          12,074
  Other current assets                                                             636                             511
                                                                   --------------------          ----------------------
    Total current assets                                                       142,997                         125,783
  Property, plant and equipment - net                                           46,172                          37,028
  Intangible assets                                                             13,086                          15,706
  Other assets                                                                  20,463                          15,643
                                                                   --------------------          ----------------------
    TOTAL ASSETS                                                   $           222,718           $             194,160
                                                                   ====================          ======================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Total current liabilities                                        $            50,027           $              56,299
  Long-term debt obligations                                                    60,885                          31,097
  Deferred income taxes                                                          5,096                           3,949
  Other long-term obligations                                                    3,692                           5,391
  Total shareholders' equity                                                   103,018                          97,424
                                                                   --------------------          ----------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $           222,718           $             194,160
                                                                   ====================          ======================


Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 14

                                              GEHL COMPANY AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     (in thousands)

                                                                                     For the Year Ended
                                                                                         (audited)
                                                                   ----------------------------------------------------
                                                                       Dec. 31, 2000                 Dec. 31, 1999
                                                                   --------------------          ----------------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                    $             9,656           $              20,185
     Adjustments to reconcile net income to net cash (used for)
        provided by operating activities:
         Depreciation                                                            4,885                           4,329
         Amortization                                                              849                             782
         Gain on sale of property, plant and equipment                            (863)                            (46)
         Cost of sales of finance contracts                                      4,990                           2,911
         Deferred income taxes                                                     121                          (1,421)
         Increase in finance contracts receivable                             (105,606)                        (80,834)
         Proceeds from sales of finance contracts                               93,485                          74,128
         Net changes in remaining working capital items                        (14,649)                          4,930
                                                                   --------------------          ----------------------
           Net cash (used for) provided by operating activities                 (7,132)                         24,964
                                                                   --------------------          ----------------------

   CASH FLOWS FROM INVESTING ACTIVITIES:
     Property, plant and equipment additions                                   (12,577)                         (7,281)
     Other                                                                      (3,247)                         (2,601)
                                                                   --------------------          ----------------------
           Net cash used for investing activities                              (15,824)                         (9,882)
                                                                   --------------------          ----------------------
   CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from line of credit facility                                      29,570                           2,679
     Purchase of treasury stock                                                 (5,924)                        (18,523)
     Proceeds from issuance of common stock                                        526                           1,070
     Other                                                                         364                            (185)
                                                                   --------------------          ----------------------
           Net cash provided by (used for) financing activities                 24,536                         (14,959)
                                                                   --------------------          ----------------------


     Net increase in cash                                                        1,580                             123
     Cash, beginning of period                                                   1,010                             887
                                                                   --------------------          ----------------------
     Cash, end of period                                             $           2,590            $              1,010
                                                                   ====================          ======================

Gehl Company
Gehl Company Reports 4th Quarter and Full Year Results
February 15, 2001
page 15

                                                     Addendum to the Financial Results

                                             Gehl Company Guidance to the Investment Community
                                                             February 15, 2001


                                                                           2001                                      Full Year
                                        ----------------------------------------------------------------------------
                                             Q1              Q2             Q3             Q4        Full Year            2002
                                        --------------------------------------------------------------------------------------------
Agriculture Net Sales ($ millions)      29.5 - 30.5     31.5 - 32.5       32 - 33        23 - 24       116 - 120
Construction Net Sales ($ millions)        32 - 33        47 - 48       42.5 - 43.5    34.5 - 35.5     156 - 160
                                        --------------------------------------------------------------------------------------------
   Total Net Sales ($millions)          61.5 - 63.5     78.5 - 80.5     74.5 - 76.5    57.5 - 59.5     272 - 280       298 - 308
                                                                                                                      +9.6 - 10.0%

Gross Margin (%)                         25.8 - 26.3    26.4 - 26.9     26.9 - 27.4    25.0 - 25.5    26.1 - 26.6     26.5 - 27.0

Selling, General & Admin. Expenses (%)   19.9 - 20.1    16.4 - 16.6     16.9 - 17.1    19.8 - 20.0    18.0 - 18.4     17.0 - 17.5

Income from Operations (%)                5.7 - 6.4     10.0 - 10.5     10.0 - 10.5     5.1 - 5.7      8.0 - 8.4       9.0 - 9.4


Diluted EPS                             $.15 - .21     $.61 - .67      $.59 - .65     $.11 - .17     $1.52 - 1.62    $2.10 - 2.30



Safe Harbor for Guidance Addendum:

This table consists solely of forward-looking information intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. This forward-looking information is not a guarantee of future performance and is subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated on the date hereof. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in environmental laws, the impact of any acquisition effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking information and are cautioned not to place undue reliance on such forward-looking information. The forward-looking information included in this addendum is only as of the date of this addendum, and the Company undertakes no obligation to publicly update such forward-looking information to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal years 2001 and 2002 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.

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